UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	July 18, 2007
Date of earliest event reported:	July 12, 2007

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Boulevard
Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Loan and Security Agreement

On July 12, 2007, OfficeMax Incorporated (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) by and among the Company, certain of its subsidiaries who are also borrowers under the Loan Agreement, certain of its subsidiaries who are guarantors of obligations under the Loan Agreement, certain lenders, and Wachovia Capital Finance Corporation (Central) (“Wachovia”), which will act as agent for the lenders.

The Loan Agreement amended the Company’s existing revolving credit facility (the “Previous Revolver”), which was scheduled to mature on June 24, 2010, and replaced the Company’s Fourth Amended and Restated Receivables Sale Agreement, which was scheduled to expire on August 2, 2007. The Previous Revolver permitted the Company to borrow up to the maximum aggregate borrowing amount, which was equal to the lesser of (i) a percentage of the value of certain eligible inventory less certain reserves or (ii) $500 million.

The Receivables Sale Agreement allowed the Company to sell, on a revolving basis, an undivided interest in a defined pool of receivables while retaining a subordinated interest in a portion of the receivables. The receivables were sold without legal recourse to third party conduits through a wholly owned bankruptcy-remote special purpose entity that was consolidated for financial reporting purposes. The Company continued to service the sold receivables and charged the third party conduits a monthly servicing fee at market rates. The program qualified for sale treatment under FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” The amount of available proceeds under the program was limited to $200 million, and was subject to change based on the level of eligible receivables, restrictions on concentrations of receivables and the historical performance of the transferred receivables. At June 30, 2007, $159.0 million of sold accounts receivable were excluded from receivables in the Company’s consolidated balance sheets.

Management decided to replace the Company’s Previous Revolver and the Receivables Sale Agreement to improve the terms of the financing and lower total costs.

As of July 11, 2007, there were no borrowings under the Company’s Previous Revolver other than $86.4 million of letters of credit which were issued and outstanding under the Previous Revolver. Such letters of credit are now treated as issued and outstanding under the Loan Agreement and, as of July 12, 2007, the letters of credit issued under the Loan Agreement still totaled $86.4 million. Under the Receivables Sale Agreement $158.1 million of sold accounts receivable were outstanding and were refinanced with borrowings under the Loan Agreement and excess cash on July 12, 2007. The Loan Agreement will terminate on July 12, 2012.

Form of Loans and Borrowing Limits

Borrowings made pursuant to the Loan Agreement may be in the form of revolving loans and/or swing line loans. Swing line loans are subject to a maximum borrowing limit of $50 million. Letters of credit may also be issued under the Loan Agreement, up to a maximum limit of $250 million. A covenant in the Loan Agreement may restrict the amount of letters of credit that may be issued depending on the amount of obligations outstanding under the Loan Agreement, the amount of certain payables, the amount and value of certain inventory, and the purpose of the letter of credit. The combined sum of revolving loans, swing line loans and letters of credit issued under the Loan Agreement may not exceed the lesser of the Borrowing Base at such time or the Maximum Credit. The Maximum

Credit is initially equal to $700 million, subject to adjustment on the terms set forth in the Loan Agreement. The Borrowing Base is equal to ninety (90%) percent of eligible accounts receivable of the Company plus a percentage of the value of the eligible inventory of the Company less any reserves established by the lenders that reduce the amount of loans and letters of credit that would otherwise be available to any borrower under the Loan Agreement, each calculated as described in the Loan Agreement. The Maximum Credit may be increased (up to a maximum of $800 million) at the Company’s request or reduced from time to time, in each case according to the terms of the Loan Agreement. Amounts borrowed as revolving loans or swing line loans under the Loan Agreement may be borrowed, prepaid and reborrowed from time to time.

Interest

Revolving loans under the Loan Agreement will bear interest at rates based on either the prime rate or the one month, two month, three month or six month (as chosen by the Company) London Interbank Offered Rate (“LIBOR”). Prime rate loans will bear interest at a rate equal to the greater of (a) Wachovia’s publicly announced prime rate or (b) the federal funds rate plus one-half percent. All swing line loans will bear interest at the prime rate. The borrowers may also request that any revolving loan be originated as or converted to a eurodollar loan, in which case the interest rate will be calculated in accordance with the terms of the Loan Agreement and based on LIBOR plus an additional percentage spread based upon the current Borrowing Base under the Loan Agreement (after taking into account reserves other than letter of credit reserves) less outstanding loans and letter of credit reserves. Interest is payable monthly in arrears under the Loan Agreement.

Fees

An unused line fee will be payable monthly at a rate equal to one-quarter of one percent of the amount by which the average daily principal balance of outstanding revolving loans and letters of credit under the Loan Agreement is less than the Maximum Credit. This fee will continue to be due for so long as any amounts owed by the borrowers to the lenders are outstanding. The fee will be payable on the first day of each month in arrears. There is an additional fee, calculated in accordance with the Loan Agreement, if certain letters of credit are outstanding under the Loan Agreement. In addition, in connection with the execution of the Loan Agreement, the lenders and agent received customary fees.

Security

The payments under the Loan Agreement are guaranteed by material subsidiaries of the Company. In addition, all payment obligations of the borrowers and guarantors to the lenders are secured by a lien on substantially all personal property of the borrowers and guarantors, including all accounts; all general intangibles (other than certain foreign intellectual property); all goods, including, without limitation, inventory and equipment; all chattel paper; all instruments; all documents; all deposit accounts; all letters of credit, banker’s acceptances and similar instruments; all receivables; all investment property; and all products and proceeds of the collateral.

Dividends

The Loan Agreement permits the Company to pay dividends to its stockholders, subject to certain restrictions based upon the current Maximum Credit and Borrowing Base under the Loan Agreement, less outstanding loans and letter of credit reserves, and provided that no default or event of default has occurred.

Covenants

The Loan Agreement contains customary affirmative and negative covenants for secured credit facilities of this type, including limitations and obligations on the Company and its subsidiaries with respect to reporting regarding collateral; recording and maintaining inventory; maintenance of the existence of the borrowers and guarantors; location of the collateral; compliance with laws and regulations; payment of taxes; maintenance of insurance; maintenance of financial statements and other reports; acquisitions, mergers or divestitures; creation of encumbrances; incurrence of indebtedness; investments; and the making of certain restricted payments. The Loan Agreement indicates that the borrowers may use the initial proceeds of the loans and letters of credit only for refinancing of amounts outstanding under the prior facility and certain other financing agreements, as well as costs incurred in connection with the Loan Agreement. All other loans made or letters of credit provided to any borrower may be used by a borrower or guarantor only to finance acquisitions by such borrower or guarantor or for general operating, working capital and other proper corporate purposes of such borrower.

Events of Default

The Loan Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due; failure to comply with certain of the Loan Agreement covenants; any representation or warranty made by any borrower or guarantor proving to be false or misleading in any material respect; revocation or termination by a guarantor of its obligations under the Loan Agreement or failure of a guarantor to perform; any judgment for the payment of money against any borrower or guarantor in excess of $50 million in the aggregate; dissolution of a guarantor or borrower; certain bankruptcy or insolvency proceedings; defaults relating to certain other indebtedness; imposition of certain judgments; cancellation by a credit card issuer or processor of its arrangement with a borrower or failure of a credit card issuer or processor to pay any borrower; failure of a bank or other institution at which any borrower or guarantor maintains accounts or investments to comply with any control agreements pertaining to such accounts or investments; the provisions of the Loan Agreement cease to be enforceable against any party; institution of certain legal proceedings against a borrower or guarantor; a material adverse change in the business, assets or prospects of borrowers; certain occurrences involving the Company’s benefit plans; and a change in control (as defined in the Loan Agreement) of a borrower or guarantor.

In the event of a default, the agent for the lenders may, and at the request of the requisite number of lenders, shall, accelerate the payment of all obligations due from the borrowers to the lenders and terminate the lender’s commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will automatically become due. In addition, the agent may, in its discretion, take possession of, and enforce the Company’s rights with respect to, the collateral, including selling the collateral.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Loan Agreement, included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 1.01.

Certain of the lenders party to the Loan Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 1.02               Termination of a Material Definitive Agreement

On July 12, 2007, the Company repaid all indebtedness outstanding under its receivables securitization program. A description of the program can be found herein in the third paragraph under the heading “Loan and Security Agreement” in Item 1.01, above, which paragraph is incorporated by reference in this Item 1.02. All agreements relating to such program were terminated and no further securitizations under that program will be conducted.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1. Amended and Restated Loan and Security Agreement by and among the Company, certain of its subsidiaries who are also borrowers, certain of its subsidiaries who are guarantors, certain lenders, and Wachovia Capital Finance Corporation (Central), which will act as agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 18, 2007

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General
Counsel

EXHIBIT INDEX

Number	Description

99.1

Amended and Restated Loan and Security Agreement by and among the Company, certain of its subsidiaries who are also borrowers, certain of its subsidiaries who are guarantors, certain lenders, and Wachovia Capital Finance Corporation (Central), which will act as agent for the lenders